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                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

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LIFETIME GWB RIDER SPECIFICATIONS                  [Single Life Version, Joint Life Version]

EFFECTIVE DATE:                                    [August 3, 2011]

MINIMUM LIFETIME INCOME AGE:                       [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL AMOUNT:        [$100,000.00]

MAXIMUM BENEFIT AMOUNT:                            [$10,000,000.00]

COMPOUNDING INCOME PERIOD START DATE:              [Contract Anniversary following the Owner's (or oldest Joint Owner's or
                                                   Annuitant's if Owner is a non-natural person) [62nd] birthday for Single Life
                                                   Version. Contract Anniversary following the youngest covered person's 65th birthday for Joint Life Version.]

COMPOUNDING INCOME PERIOD END DATE:                [The earlier of the first withdrawal or the [10th Contract Anniversary]
                                                   following the later of the Effective Date or Compounding Income Period Start
                                                   Date]

COMPOUNDING INCOME PERCENTAGE:                     [5%]

LIFETIME GWB WITHDRAWAL RATE:                      [[4.00%] if first withdrawal is taken before the Contract Year in which the
                                                   Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                                   will attain age [65].
                                                   [5.00%] if first withdrawal is taken during the Contract Year in which the
                                                   Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                                   attains or will attain age [65 through 75].
                                                   [5.00%] if first withdrawal is taken during the Contract Year in which the
                                                   Owner (or oldest Joint Owner or Annuitant if Owner is a non-natural person)
                                                   attains or will attain age [76] or older.]

AUTOMATIC STEP-UP DATE:                            [Every Contract Anniversary following the Effective Date]

MAXIMUM AUTOMATIC STEP-UP AGE:                     [90]

LIFETIME GWB MAXIMUM FEE RATE:                     [1.60% for Single Life Version, 1.80% for Joint Life Version]

LIFETIME GWB FEE RATE:                             [1.10% for Single Life Version, 1.30% for Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW PERIODS:          [30 day period following the 5th,, 10th, and 15th and later Anniversaries following the Effective Date]

GUARANTEED PRINCIPAL ADJUSTMENT ELIGIBILITY DATE:  [15th Anniversary following the Effective Date]

ALLOCATION, TRANSFER AND REBALANCING LIMITS:

     LIFETIME GWB SUBACCOUNTS:                     [You must allocate 100% of your Account Value to the Index Selector Asset
                                                   Allocation Model Subaccounts. All allocations of available Subaccounts will be based on the Index Selector model you choose.]

     PLATFORM 1 MINIMUM PERCENTAGE:                [NO LIMITS APPLY]

     PLATFORM 1 SUBACCOUNTS:                       [N/A]

     PLATFORM 2 MAXIMUM PERCENTAGE:                [NO LIMITS APPLY]

     PLATFORM 2 SUBACCOUNTS:                       [N/A]
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FMLI-ELGWB (6/11)

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     PLATFORM 3 MAXIMUM PERCENTAGE:                [NO LIMITS APPLY]

     PLATFORM 3 SUBACCOUNTS:                       [N/A]

     PLATFORM 4 MAXIMUM PERCENTAGE:                [NO LIMITS APPLY]

     PLATFORM 4 SUBACCOUNTS:                       [N/A]
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For IRAs and other contracts subject to Section 401(a)(9) of the Internal
Revenue Code, You may be required to take withdrawals to fulfill minimum distribution requirements. These required distributions may be larger than the ABP. AFTER THE FIRST CONTRACT Year, We will increase Your ABP to equal Your required minimum distribution amount for that year, if such amounts are greater than Your ABP. YOU MUST BE ENROLLED IN THE COMPANY'S AUTOMATED REQUIRED MINIMUM DISTRIBUTION SERVICE AND THE FREQUENCY OF YOUR WITHDRAWALS MUST BE ANNUAL TO QUALIFY FOR THIS INCREASE IN THE ABP. YOU MAY NOT BE ENROLLED IN ANY OTHER SYSTEMATIC WITHDRAWAL PROGRAM. Otherwise, this Rider may have limited usefulness for these required distributions and may not be appropriate because Your ABP will not be increased to the required minimum distribution amount and the total payments that the Lifetime GWB Rider guarantees You or, if available, Your Beneficiary will receive from the Contract over time may be less than the initial TGWA and may reduce the lifetime income guaranteed under this rider. You should consider whether the benefit is appropriate for your circumstances. We encourage You to consult a tax advisor to discuss withdrawals related to this matter.

FMLI-ELGWB (6/11)